As filed with the Securities and Exchange Commission on April 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warner Bros. Discovery, Inc.

Discovery Communications Benelux B.V.

Discovery Communications, LLC

Scripps Networks Interactive, Inc.

WarnerMedia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware The Netherlands Delaware Ohio Delaware	35-2333914 N/A 32-0204298 61-1551890 87-0943087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Warner Bros. Discovery, Inc., Discovery Communications, LLC, Scripps Networks Interactive Inc. and WarnerMedia Holdings, Inc.:

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Discovery Communications Benelux B.V.:

Kraanspoor 20, 1033 SE

Amsterdam, The Netherlands

+31 20 713 8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Savalle C. Sims

Executive Vice President and General Counsel

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tara L. Smith Senior Vice President, Securities & Executive Compensation and Corporate Secretary Warner Bros. Discovery, Inc. 230 Park Avenue South New York, New York 10003 (212) 548-5555	Erika L. Robinson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (212) 230-8800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

PROSPECTUS

Warner Bros. Discovery, Inc.

Debt Securities

Guarantees

Series A Common Stock

Preferred Stock

Depositary Shares

Discovery Communications Benelux B.V.	Discovery Communications, LLC

Debt Securities Guarantees	Debt Securities Guarantees

Scripps Networks Interactive, Inc.	WarnerMedia Holdings, Inc.

Debt Securities Guarantees	Debt Securities Guarantees

Purchase Contracts

Warrants

Units

198,175,592 Shares

Series A Common Stock

Offered by the Selling Stockholders

We may offer and sell securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document from time to time in one or more offerings. This prospectus provides you with a general description of the securities. You should read this prospectus and any applicable prospectus supplement before you invest.

In addition to the primary offering of securities described above, the selling stockholders identified in this prospectus may offer and sell up to 198,175,592 shares of our Series A common stock, par value $0.01 per share (the “common stock”), from time to time in one or more offerings. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders. Unless otherwise set forth in a prospectus supplement, the selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders in disposing of the shares of common stock.

We or the selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Warner Bros. Discovery, Inc. trades on the Nasdaq Global Select Market under the symbol “WBD”.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at 230 Park Avenue South, New York, New York 10003, and our telephone number is (212) 548-5555.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2022

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Warner Bros. Discovery, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “WBD” means Warner Bros. Discovery, Inc.; the term “WBD Benelux” means Discovery Communications Benelux B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Netherlands law that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “Scripps” means Scripps Networks Interactive, Inc., an Ohio corporation that is a direct, wholly-owned consolidated subsidiary of WBD; and the term “WMH” means WarnerMedia Holdings, Inc., a Delaware corporation that is a direct, wholly-owned consolidated subsidiary of WBD.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling stockholders may from time to time offer and sell up to 198,175,592 shares of our common stock described in this prospectus in one or more secondary offerings.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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WHERE YOU CAN FIND MORE INFORMATION

WBD files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by WBD with the SEC are also available on its website at http://ir.wbd.com. WBD’s website is not a part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34177) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, including those portions of our definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2022 that are incorporated by reference into such Annual Report;

•

Current Reports on Form 8-K filed with the SEC on February 7, 2022, February  9, 2022, March  4, 2022, March  7, 2022, March  9, 2022, March  11, 2022, March  15, 2022, April  7, 2022 and April  12, 2022 (and amended April 15, 2022);

•

Audited combined balance sheets of the WarnerMedia Business as of December 31, 2021 and 2020, the related combined statements of operations, other comprehensive income, cash flows and equity for each of the three years in the period ended December  31, 2021, and the related notes, filed as Exhibit 99.1 to Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on April 15, 2022;

•

Management’s discussion and analysis of the financial condition and results of operations of the WarnerMedia Business, filed as Exhibit 99.2 to our Current Report on Form 8-K, filed with the SEC on March 7, 2022;

•

Unaudited pro forma condensed combined financial statements of Warner Bros. Discovery, Inc. and the WarnerMedia Business as of and for the year ended December 31, 2021, and the related notes, filed as Exhibit 99.2 to Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on April 12, 2022; and

•	The description of WBD’s common stock contained in our Form 8-A/A, filed with the SEC on April 12, 2022 and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

230 Park Avenue South

New York, New York 10003

(212) 548-5555

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus, as well as in other public statements we may make, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects, anticipated sources and uses of capital and our recently completed acquisition of the WarnerMedia Business (as defined below). Words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among other terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	the effects of our recently completed acquisition of the WarnerMedia Business;

•

changes in the distribution and viewing of television programming, including the continuing expanded deployment of personal video recorders, subscription video on demand, internet protocol television, mobile personal devices, personal tablets and user-generated content and their impact on television advertising revenue;

•	continued consolidation of distribution customers and production studios;

•	a failure to secure affiliate agreements or the renewal of such agreements on less favorable terms;

•	rapid technological changes;

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions, including the impact of the ongoing COVID-19 pandemic;

•	industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising;

•	disagreements with our distributors or other business partners over contract interpretation;

•

fluctuations in foreign currency exchange rates, political unrest and regulatory changes in international markets, including any proposed or adopted regulatory changes that impact the operations of our international media properties and/or modify the terms under which we offer our services and operate in international markets;

•	market demand for foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	uncertainties regarding the financial performance of our investments in unconsolidated entities;

•

our ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from our proposed business combinations and acquisitions, including our recently completed acquisition of the WarnerMedia Business, on a timely basis or at all;

•

uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of our discovery+ and HBO Max streaming products;

•	realizing direct-to-consumer subscriber goals;

•	future financial performance, including availability, terms, and deployment of capital;

•	the ability of suppliers and vendors to deliver products, equipment, software, and services;

•

the outcome of any pending or threatened or potential litigation, including any litigation that has been or may be instituted against us relating to our recently completed acquisition of the WarnerMedia Business;

•	availability of qualified personnel and recruiting, motivating and retaining talent;

•

the possibility or duration of an industry-wide strike or other job action affecting a major entertainment industry union or others involved in the development and production of our television programming, feature films and interactive entertainment (e.g., games) who are covered by collective bargaining agreements;

•

changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and similar authorities internationally and data privacy regulations and adverse outcomes from regulatory proceedings;

•	changes in income taxes due to regulatory changes or changes in our corporate structure;

•	changes in the nature of key strategic relationships with partners, distributors and equity method investee partners;

•	competitor responses to our products and services and the products and services of the entities in which we have interests;

•	threatened or actual cyber-attacks and cybersecurity breaches;

•	threatened terrorist attacks and military action, including the intensification or expansion of the conflict in Ukraine;

•	service disruptions or the failure of communications satellites or transmitter facilities;

•	theft of our content and unauthorized duplication, distribution and exhibition of such content;

•

changes in existing U.S. and foreign laws and regulations, as well as possible private rights of action, regarding intellectual property rights protection and privacy, personal data protection and user consent;

•

potential changes to the electromagnetic spectrum currently used for broadcast television and satellite distribution being considered by the Federal Communications Commission could negatively impact our ability to deliver pay-TV network feeds of our domestic pay-TV programming networks to our affiliates, and, in some cases, to produce high-value news and entertainment programming on location;

•	our level of debt, including the significant indebtedness incurred in connection with the acquisition of the WarnerMedia Business, and our future compliance with debt covenants;

•	reduced access to capital markets or significant increases in costs to borrow, including as a result of higher interest rates and perceived, potential or actual inflation; and

•	a reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

These risks have the potential to impact the recoverability of the assets recorded on our balance sheets, including goodwill or other intangibles. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in WBD, WBD Benelux, DCL, Scripps or WMH should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

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SUMMARY

Warner Bros. Discovery, Inc.

On April 8, 2022 (the “Closing Date”), Discovery, Inc. (“Discovery”), a global media company that provides content across multiple distribution platforms including linear, free-to-air and broadcast television, authenticated GO applications, digital distribution arrangements, content licensing arrangements and direct-to-consumer subscription products, completed the Merger (as defined below) in which it acquired the business, operations and activities that constitute the WarnerMedia segment of AT&T Inc. (“AT&T”), subject to certain exceptions (the “WarnerMedia Business”) and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.”

On the Closing Date, WBD and AT&T completed the transactions contemplated by (1) the Separation and Distribution Agreement, dated as of May 17, 2021 (as amended, the “Separation Agreement”), by and among AT&T, Magallanes, Inc. (“Spinco”) and WBD, (2) that certain Agreement and Plan of Merger, dated as of May 17, 2021 (as amended, the “Merger Agreement”), by and among WBD, Drake Subsidiary, Inc. (“Merger Sub”), AT&T and Spinco and (3) certain other agreements in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement. Specifically, (1) AT&T transferred the WarnerMedia Business to Spinco, subject to certain exceptions as set forth in the Separation Agreement (the “Separation”), (2) thereafter, on the Closing Date, AT&T distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) held by AT&T by way of a pro rata dividend such that each holder of shares of common stock, par value $1.00 per share, of AT&T (“AT&T common stock”) was entitled to receive one share of Spinco common stock for each share of AT&T common stock held as of the record date, April 5, 2022 (the “Distribution”), and (3) following the Distribution, Merger Sub merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of WBD (the “Merger” and together with the Separation and the Distribution, the “WarnerMedia Transactions”) that was subsequently renamed “WarnerMedia Holdings, Inc.” Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Spinco common stock on the Closing Date was automatically converted into the right to receive 0.241917 shares of our common stock.

Warner Bros. Discovery, a premier global media and entertainment company, offers audiences the world’s most differentiated and complete portfolio of content, brands and franchises across television, film, streaming and gaming. The new company combines the WarnerMedia Business’s premium entertainment, sports and news assets with Discovery’s leading non-fiction and international entertainment and sports businesses.

The common stock of WBD trades on the Nasdaq Global Select Market under the symbol “WBD”. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Discovery Communications Benelux B.V.

WBD Benelux is an indirect, wholly-owned subsidiary of WBD. WBD Benelux is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Netherlands law, having its corporate seat in Amsterdam, The Netherlands, and registered with the Chamber of Commerce under number 33295591. WBD Benelux provides media-related services for WBD’s international business and is the issuer under WBD’s European commercial paper program. Its principal executive offices are located at Kraanspoor 20, 1033 SE Amsterdam, Netherlands and the telephone number is +31 20 713 8900.

Discovery Communications, LLC

DCL is an indirect, wholly-owned subsidiary of WBD. DCL includes WBD’s Discovery Channel and TLC networks in the U.S. DCL is a Delaware limited liability company. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Scripps Networks Interactive, Inc.

Scripps is a direct, wholly-owned subsidiary of WBD. Certain of WBD’s operations, including Food Network and HGTV, are conducted through Scripps. Scripps is an Ohio corporation. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

WarnerMedia Holdings, Inc.

WMH is a direct, wholly-owned subsidiary of WBD. WMH, which was originally named Magallanes, Inc., was organized specifically for the purpose of effecting the WarnerMedia Transactions. WMH includes the WarnerMedia Business. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Debt Securities and Guarantee Structure

Set forth below is a diagram that graphically illustrates, in simplified form, the current corporate debt and guarantee structure of WBD.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as updated by our subsequent filings with the SEC and the statements under the caption “Forward-Looking Statements.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks related to securities offered by a prospectus supplement will be described in such prospectus supplement.

SUMMARIZED FINANCIAL INFORMATION

Basis of Presentation

As of December 31, 2021, all of WBD’s outstanding registered senior notes have been issued by DCL, a wholly owned subsidiary of WBD and guaranteed by WBD and Scripps, except for $23 million of senior notes outstanding as of December 31, 2021 that have been issued by Scripps and are not guaranteed. DCL primarily includes the Discovery Channel and TLC networks in the U.S. DCL is a wholly owned, indirect subsidiary of WBD. Scripps is also 100% owned by WBD. As of December 31, 2021, WBD Benelux had not issued or guaranteed any of our senior notes.

The tables below present the summarized financial information as combined for WBD, WBD Benelux, Scripps and DCL (collectively, the “Obligors”) as of December 31, 2021. All guarantees of DCL’s senior notes (the “Note Guarantees”) are full and unconditional, joint and several and unsecured, and cover all payment obligations arising under the senior notes. Note the table below incorporates information regarding WBD Benelux into the Summarized Financial Information as previously disclosed in Discovery, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

Note Guarantees issued by Scripps or any subsidiary of WBD, including WBD Benelux and WMH, that in the future issues a Note Guarantee (each, a “Subsidiary Guarantor”) may be released and discharged (i) concurrently with any direct or indirect sale or disposition of such Subsidiary Guarantor or any interest therein, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under its guarantee of payment by DCL, (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into DCL or WBD or another Subsidiary Guarantor, or upon the liquidation of such Subsidiary Guarantor and (iv) other customary events constituting a discharge of the Obligors’ obligations.

Summarized Financial Information

We have included the accompanying summarized combined financial information of the Obligors after the elimination of intercompany transactions and balances among the Obligors and the elimination of equity in earnings from and investments in any subsidiary of WBD that is a non-guarantor (in millions).

Year Ended December 31, 2021
Current assets	$4,485
Non-guarantor intercompany trade receivables, net	86
Noncurrent assets	6,003
Current liabilities	1,033
Noncurrent liabilities	15,787

Year Ended December 31, 2021
Revenues	$2,145
Operating income	1,037
Net income	300
Net income available to Warner Bros. Discovery, Inc.	252

This prospectus does not contain summarized financial information with respect to WMH because, as of our most recent balance sheet date of December 31, 2021, WMH was a wholly-owned subsidiary of AT&T Inc. with only de minimis assets and no operating activities for the year ended as of December 31, 2021. Please see the description of the Merger and related descriptions of WBD’s corporate structure, WMH and the WarnerMedia Business acquired by WMH set forth above in “Summary—Warner Bros. Discovery Inc.,” “Summary—WarnerMedia Holdings, Inc.” and “Summary—Debt Securities and Guarantee Structure” for further information and please see our Current Report on Form 8-K filed March 7, 2022 for certain historical financial information relating to the WarnerMedia Business.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering. The aggregate proceeds to any selling stockholder from the sale of securities offered by it would be the purchase price of the securities less discounts and commissions, if any. We would not receive any proceeds from the sale of securities by any selling stockholder.

SELLING STOCKHOLDERS

This prospectus also relates to the possible sale by Advance/Newhouse Partnership and Advance/Newhouse Programming Partnership, which we refer to in this prospectus as the “selling stockholders,” of up to 198,175,592 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders may offer and sell some, all or none of their shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares and percentage of our total outstanding common stock beneficially owned by each selling stockholder as of April 18, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The percentage of shares of common stock owned prior to the offering is based on 2,426,844,405 shares of common stock outstanding as of April 18, 2022.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering
	Number	Percentage of Class
Advance/Newhouse Programming Partnership (“ANPP”) (1)	194,023,290	7.99%
Advance/Newhouse Partnership (“ANP”)(1)	4,152,302	0.17%

There is no assurance that the selling stockholders will resell all or any of their common stock. Assuming that the selling stockholders resell all of their shares of common stock subject to resale pursuant to this prospectus, none of the selling stockholders will hold one percent or more of our common stock.

(1)

ANPP owns directly 194,023,290 shares of common stock and ANP owns directly 4,152,302 shares (collectively, the “Shares”). Newhouse Broadcasting Corporation, a New York corporation (“NBCo”) beneficially owns the Shares indirectly through its 65% indirect interest in ANPP and 61.24% indirect interest in ANP, and Advance Publications, Inc., a New York corporation (“API”) beneficially owns the Shares indirectly through its 35% indirect interest in ANPP and 38.76% indirect interest in ANP. API and NBCo may be deemed to beneficially own the Shares due to their ownership and control of ANPP and ANP. Each of NBCo and API disclaim beneficial ownership of the Shares except to the extent of its pecuniary interest.

The board of directors of API makes all voting and investment decisions with respect to the Shares. The members of the board of directors of API are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer. Each of Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer disclaims beneficial ownership of the Shares. The address for the selling stockholders is 6350 Court Street, East Syracuse, New York 13057.

Relationship with the Selling Stockholder

In connection with the completion of the WarnerMedia Transactions, on the Closing Date and prior to the effective time of the Merger, Discovery amended and restated its restated certificate of incorporation, as amended (the “Discovery charter” and as amended and restated, the “WBD charter”), to, among other things, (1) change its name to Warner Bros. Discovery, Inc. and (2) automatically reclassify and convert each share of Discovery’s Series A common stock, par value $0.01 per share, Discovery’s Series B common stock, par value $0.01 per share, Discovery’s Series C common stock, par value $0.01 per share (“Discovery Series C Common Stock”), Discovery’s Series A-1 convertible participating preferred stock, par value $0.01 per share (“Discovery Series A-1 Preferred Stock”), and Discovery’s Series C-1 convertible participating preferred stock, par value $0.01 per share (“Discovery Series C-1 Preferred Stock”), into such number of shares of common stock as set forth in the Merger Agreement (the “Reclassification”).

Prior to the Merger, the selling stockholders held all of the issued and outstanding shares of Discovery Series A-1 Preferred Stock, which represented approximately 23% of the aggregate voting power of the shares of Discovery voting stock, all of the issued and outstanding shares of Discovery Series C-1 Preferred Stock and 11,673,892 shares of Discovery Series C Common Stock. In connection with the Merger, the selling stockholders received the shares of common stock set forth in the table above in exchange for the Discovery Series A-1 Preferred Stock, Discovery Series C-1 Preferred Stock and Discovery Series C Common Stock they owned prior to the Closing Date.

In addition, prior to the Merger, as a result of holding the Discovery Series A-1 Preferred Stock, the selling stockholders had the right to elect three directors to the board of directors of Discovery and special voting rights as to certain enumerated matters, including material amendments to the Discovery charter and Discovery’s bylaws, fundamental changes in its business, mergers and other business combinations, certain acquisitions and dispositions and future issuances of capital stock.

In connection with the Merger Agreement, Discovery, AT&T and Spinco entered into the following agreements with ANPP and ANP:

(a)    a voting agreement, which required that the selling stockholders vote their shares in favor of (i) amending the Discovery charter in connection with the WarnerMedia Transactions and (ii) issuing shares of our common stock to Spinco stockholders in connection with the WarnerMedia Transactions; and

(b)    a consent agreement (the “Consent Agreement”) in which the selling stockholders agreed to deliver an irrevocable consent to Discovery consenting, approving and adopting the Merger Agreement and any actions required thereby. As part of the Consent Agreement, (i) Discovery agreed to designate Steven A. Miron and Steven O. Newhouse as directors of WBD upon completion of the WarnerMedia Transactions and (ii) Discovery and the selling stockholders agreed to enter into a registration rights agreement on customary terms to be effective following the completion of the WarnerMedia Transactions.

Pursuant to the Consent Agreement, Steven A. Miron and Stephen O. Newhouse were elected as directors of WBD for a term ending on the third annual meeting following the closing of the Merger. Mr. Miron is the CEO of ANP and ANPP and Mr. Newhouse is the Co-President of API and an Executive Vice President of NBCo. In connection with the selling stockholders’ entry into the Consent Agreement and related forfeiture of the significant rights attached to the Discovery Series A-1 Preferred Stock in the Reclassification, the selling stockholders received an increase to the number of shares of common stock into which the Discovery Series A-1 Preferred Stock would be converted.

In connection with the completion of the Merger, WBD entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of April 11, 2022, by and among WBD, ANPP and ANP. Pursuant to the Registration Rights Agreement, subject to certain limitations and restrictions, the selling stockholders have the right to require us to use our reasonable efforts to register the shares of our common stock now held or thereafter acquired by the selling stockholders.

Affiliates of ANP and ANPP enter into ordinary course commercial arms-length transactions with WBD.

DESCRIPTION OF DEBT SECURITIES

WBD, WBD Benelux, DCL, Scripps and/or WMH, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

DCL may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “DCL senior indenture”) among DCL, WBD, as guarantor, and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association (“U.S. Bank”), as senior trustee. Scripps may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of December 1, 2011 (as amended or supplemented from time to time, the “Scripps senior indenture”) between Scripps and U.S. Bank, as senior trustee. WBD, WBD Benelux and WMH may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between the applicable issuer and a senior trustee to be named in a prospectus supplement. The DCL senior indenture, the Scripps senior indenture and the forms of senior indenture for WBD, WBD Benelux and WMH are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture between the applicable issuer and a subordinated trustee to be named in a prospectus supplement. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If WBD, WBD Benelux, DCL, Scripps and/or WMH guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. The DCL senior indenture, the Scripps senior indenture, the forms of senior indenture for WBD, WBD Benelux and WMH and the subordinated indentures are each referred to individually as an indenture and collectively as the indentures and, together, the senior trustees and the subordinated trustees are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by such issuer and may be payable in any currency or currency unit designated by such issuer or in amounts determined by reference to an index.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of the applicable issuer and will rank pari passu with such issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the applicable issuer’s unsecured and subordinated obligations and will be junior in right of payment to such issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be the applicable issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the issuer, title and type of the debt securities;

•

whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which such issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any material U.S. federal tax implications of the debt securities; and

•	any other material terms of the debt securities.

The applicable issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The applicable issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The applicable issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either WBD or any of its subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of WBD’s or its subsidiaries’ property or capital stock, or restricting either WBD or any of its subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, an issuer may not consolidate with or merge into any other person, in a transaction in which such issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

•

the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust or, solely with respect to WBD Benelux, a corporation or entity organized under the laws of any member country of the European Union (subject, in each case, to certain exceptions provided for in the senior indenture);

•	the successor entity assumes by supplemental indenture such issuer’s obligations on the applicable senior debt securities and under the applicable senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

the applicable issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

the applicable issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

The applicable issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after such issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series (with a copy to the trustee if given by the holders);

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of the applicable issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer or for all or substantially all of such issuer’s property and assets; or (3) the winding up or liquidation of the applicable issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•

the applicable issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer for all or substantially all of such issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors; or

•

with respect to the senior indenture for WMH, a guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or the applicable guarantee.

The default by the applicable issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class, other than in the case of an event of default specified in the third or seventh bullet points above with respect to the senior indenture for WMH) by written notice to the applicable issuer and to the trustee, if such notice is given by the holders, may declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to the applicable issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•

during such 60-day period, the holders of at least a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of the applicable issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of such issuer’s compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that the applicable issuer (a) may be discharged from its obligations in respect of the debt securities (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when such issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, such issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Modification and Waiver. The applicable issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to such issuer, and the assumption by such successor corporation of such issuer’s covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency (and, in the case of the senior indenture for WMH, any omission or mistake) in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to such issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the applicable issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture; or

•	with respect to the senior indenture for WMH, makes any change to a guarantee in a manner materially adverse to the holders of such series affected by the change.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the applicable issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of such issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of WBD, WBD Benelux, DCL, Scripps, WMH or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

Each issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “—Certain Terms of the Senior Debt Securities—Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the applicable issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of such issuer’s Senior Indebtedness, such issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of such issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all such issuer’s Senior Indebtedness. Because of this subordination, if such issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of such issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The applicable issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Certain Terms of the WBD Benelux Debt Securities

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, WBD Benelux may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•

if there is an amendment to, or change in, the laws, regulations, rulings or treaties of The Netherlands, the United States or other jurisdiction in which WBD Benelux or WBD or any other guarantor (each a “WBD Benelux guarantor”) or, in each case, any successor thereof may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to WBD Benelux or any WBD Benelux guarantors;

•

as a result of such amendment or change, WBD Benelux or any WBD Benelux guarantor becomes, or there is a material probability that WBD Benelux or any WBD Benelux guarantor will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•

the obligation to pay Additional Amounts cannot be avoided through WBD Benelux or any WBD Benelux guarantor’s commercially reasonable measures, not including substitution of the obligor of the debt securities;

•	WBD Benelux delivers to the trustee:

•

a certificate of WBD Benelux or any WBD Benelux guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by WBD Benelux or any WBD Benelux guarantor, as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent tax counsel to WBD Benelux or any WBD Benelux guarantor, as the case may be, of recognized standing to the effect that WBD Benelux or any WBD Benelux guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that WBD Benelux or any WBD Benelux guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

following the delivery of the certificate and opinion described in the previous bullet point, WBD Benelux provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which WBD Benelux or any WBD Benelux guarantor would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, WBD Benelux may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, none of WBD Benelux or any WBD Benelux guarantor will deduct or withhold from payments made by WBD Benelux or any WBD Benelux guarantor under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that WBD Benelux or any WBD Benelux guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, WBD Benelux or any WBD Benelux guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or on account of:

•

any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

•

is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

•

has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•

actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of WBD Benelux or any WBD Benelux guarantor within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•

any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by WBD Benelux or any WBD Benelux guarantor or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•

any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the indenture;

•	any withholding or deduction required to be made from payments in respect of debt securities pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of WBD Benelux and any WBD Benelux guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by WBD Benelux or any WBD Benelux guarantor or if, notwithstanding WBD Benelux or any WBD Benelux guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if WBD Benelux or any WBD Benelux guarantor will be obligated to pay Additional Amounts with respect to such payment, WBD Benelux or any WBD Benelux guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, WBD Benelux will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in The Netherlands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which WBD Benelux or any WBD Benelux guarantor or any successor to WBD Benelux or any WBD Benelux guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Certain Terms of the WBD Benelux Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Guarantees

Parent Guarantee. Unless the applicable prospectus supplement states otherwise, WBD will fully and unconditionally guarantee (the “WBD parent guarantee”) to each holder of debt securities issued by WBD Benelux, DCL, Scripps or WMH pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe the WBD parent guarantee, including the terms under which the parent guarantees will be provided. The WBD parent guarantee will be unsecured and, with respect to WBD parent guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of WBD as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of WBD.

Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of WBD. If the applicable prospectus supplement specifies otherwise, however, DCL, WBD Benelux, Scripps or WMH (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by WBD (each, a “subsidiary guarantee”), WBD Benelux may fully and unconditionally guarantee to each holder of debt securities issued by DCL, Scripps or WMH, DCL may fully and unconditionally guarantee to each holder of debt securities issued by WBD Benelux, Scripps or WMH, Scripps may fully and unconditionally guarantee to each holder of debt securities issued by WBD Benelux, DCL or WMH, and WMH may fully and unconditionally guarantee to each holder of debt securities issued by DCL, WBD Benelux, or Scripps, the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Consolidation, Merger and Sale of Assets of Parent Guarantor. Unless we indicate otherwise in a prospectus supplement, WBD may not consolidate with or merge into any other person, in a transaction in which WBD is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject, in each case, to certain exceptions provided for in the applicable indenture);

•	the successor entity assumes by supplemental indenture WBD’s obligations on the applicable debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Unless we indicate otherwise in a prospectus supplement, the subsidiary guarantors are not restricted from consolidating with or merging into any other person, or conveying, transferring or leasing their properties and assets substantially as an entirety to any person.

DESCRIPTION OF COMMON STOCK

General

The following description of the common stock that WBD may offer and sell is intended as a summary only and therefore is not a complete description. This description is based upon, and is qualified by reference to, the WBD charter, WBD’s amended and restated bylaws (the “WBD bylaws”) and applicable provisions of Delaware corporate law. You should read the WBD charter and WBD bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Under the WBD charter, WBD has authority to issue 10,800,000,000 shares of common stock, par value $0.01 per share, all of which shall be of a single class designated as Series A Common Stock (the “common stock”). As of April 18, 2022, 2,426,844,405 shares of common stock were issued and outstanding.

Common Stock

Voting Rights

The common stock consists of a single class and all holders of the common stock are entitled to one vote per share.

Dividends

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock are entitled to receive such dividends as may be declared thereon by WBD’s board of directors (the “Board”) at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such dividends.

Distributions

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock are entitled to receive such distributions in cash, property, stock or otherwise as may be declared thereon by the Board at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such distributions.

Liquidation and Dissolution

In the event of WBD’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of WBD’s debts and other liabilities, and subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock will be entitled to receive all of the remaining assets of WBD available for distribution to WBD stockholders, ratably in proportion to the number of shares of common stock held by them.

Certain Anti-Takeover Effects of the WBD Charter, Bylaws and Delaware Law

Board of Directors

The WBD charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of WBD’s directors will not be less than three or more than thirteen prior to WBD’s third annual meeting of stockholders following the completion of the Merger. Until the election of directors at WBD’s third annual meeting of stockholders following the completion of the Merger, the Board will be divided into three classes of directors with Class I consisting of four directors, Class II consisting of four directors and Class III consisting of five directors. Class I directors will have terms that expire at WBD’s first annual meeting of stockholders following the completion of the Merger, Class II directors will have terms that expire at WBD’s second annual meeting of stockholders following the completion of the Merger and Class III directors will have terms that expire at WBD’s third annual meeting of stockholders following the completion of the Merger; provided that the term of each director will continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

At WBD’s first annual meeting of stockholders following the completion of the Merger, successors to the Class I directors whose terms expire at WBD’s first annual meeting of stockholders following the completion of the Merger will be elected for a term expiring at WBD’s next annual meeting. At WBD’s second annual meeting of stockholders following the completion of the Merger, successors to the Class I directors whose terms expire at WBD’s second annual meeting following the completion of the Merger and successors to the Class II directors whose terms expire at WBD’s second annual meeting following the completion of the Merger will be elected for a term expiring at WBD’s next annual meeting.

Starting with the election of directors at WBD’s third annual meeting of stockholders following the completion of the Merger, the Board will cease to be classified and all directors will have terms that expire at WBD’s next annual meeting. At each subsequent annual meeting of WBD stockholders, the successors of directors whose term expires at that meeting will be elected to hold office for a term of one year expiring at the annual meeting of WBD stockholders following the year of their election.

The WBD charter provides that, prior to WBD’s first annual meeting of stockholders following the completion of the Merger, any vacancy resulting from the death, resignation or removal of any director designated by either AT&T or WBD will be filled solely by a majority of the directors designated by the entity that designated the director who died, resigned or was removed, even if less than a quorum. Any other vacancy on the Board or any newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected will hold office for a term that will coincide with the term of the class in which such director will have been chosen or, following the termination of the classification of the Board, each director so elected will hold office for a term that will expire at the next annual meeting of WBD stockholders held after such director’s election or until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

Prior to WBD’s third annual meeting of stockholders following the completion of the Merger, directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders.

These provisions could preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, prior to WBD’s third annual meeting of stockholders following the completion of the Merger, it would take at least two elections of directors for any individual or group to gain control of the WBD Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of WBD.

No Stockholder Action by Written Consent; Special Meetings

The WBD charter provides that any action required or permitted to be taken at any annual meeting or special meeting of WBD stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Except as otherwise required by law and subject to the rights of the holders of shares of any then outstanding class or series of preferred stock, special meetings of WBD stockholders for any purpose or purposes may be called only by the Chairperson of the Board or the Chief Executive Officer of WBD or pursuant to a resolution of the Board adopted by at least a majority of the directors then in office. The WBD stockholders do not have the power to call a special meeting of WBD stockholders.

Advance Notice Procedures

WBD’s bylaws establish an advance notice procedure for WBD stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of WBD stockholders.

All nominations by WBD stockholders or other business to be properly brought before a meeting of WBD stockholders will be made pursuant to timely notice in proper written form to WBD’s Secretary. To be timely, a stockholder’s notice must be given to WBD’s Secretary at WBD’s offices as follows:

•

with respect to an annual meeting of WBD stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 90th day prior to such anniversary and no later than then close of business on the 60th day prior to such anniversary;

•

with respect to an annual meeting of WBD stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 100th day prior to the current annual meeting and not later than the close of business on the later of (1) the 70th day prior to the current annual meeting or (2) the 10th day following the day on which WBD first publicly announces the date of the current annual meeting; and

•

with respect to an election to be held at a special meeting of WBD stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting.

The public announcement of an adjournment or postponement of a meeting of WBD stockholders will not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to the WBD Board at an annual meeting is increased and WBD does not make a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to WBD’s Secretary at WBD’s offices not later than the close of business on the 10th day following the day on which WBD first made such public announcement.

Amendments to the WBD Charter and Bylaws

The WBD charter provides that the WBD charter may be amended, altered or repealed in the manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”), except that the amendment of certain provisions of the WBD charter require approval at a meeting of WBD stockholders called for that purpose by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders, notwithstanding that a lesser percentage may be permitted from time to time by applicable law. In addition, the WBD charter provides that the Board is expressly authorized to amend, alter or repeal WBD’s bylaws, without the assent or vote of WBD stockholders, by the affirmative vote of at least a majority of the directors then in office.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in business combinations, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder, including a person or group who beneficially owns 15% or more of the corporation’s voting stock, for three years following the date that a person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Under the WBD charter, WBD has not opted out of the protections of Section 203, and WBD is therefore governed by Section 203. Accordingly, it is expected that Section 203 will have an anti-takeover effect with respect to transactions that the Board does not approve in advance and that Section 203 may discourage takeover attempts that might result in a premium over the market price of WBD capital stock.

Choice of Forum

The WBD charter provides that unless WBD consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of WBD, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, stockholder or agent of WBD to WBD or its stockholders, (3) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to the WBD charter or the bylaws of the combined company) or (4) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless WBD consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

The WBD charter contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of his or her fiduciary duty as a director, except in circumstances involving:

•	any breach of the director’s duty of loyalty to WBD or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of the limitation on liability provision is that a WBD stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, do not limit or eliminate WBD’s rights or any WBD stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under U.S. federal securities laws. The inclusion of this provision in the WBD charter may discourage or deter WBD stockholders or WBD management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited WBD and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that WBD may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to the WBD charter and WBD bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.

General

Under WBD’s charter, WBD has authority to issue 1,200,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”). As of April 18, 2022, no shares of preferred stock are issued and outstanding.

Authorized but Unissued Shares of Preferred Stock

Pursuant to the WBD charter, WBD is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of the Board. The authorized shares of preferred stock are available for issuance without further action by WBD stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which WBD’s securities may be listed or traded. If the approval of WBD stockholders is not required for the issuance of shares of preferred stock, the Board may determine not to seek stockholder approval.

A series of preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based upon its judgment as to the best interests of WBD stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of WBD stockholders might believe to be in their best interests or in which WBD stockholders might receive a premium for their WBD capital stock over the then-current market price of such stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether WBD has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of WBD’s general creditors.

As described under “Description of Depositary Shares,” WBD may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon WBD’s liquidation, dissolution or winding up of its affairs, rank:

•

senior to all classes or series of WBD’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs;

•

on a parity with all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs; and

•

junior to all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on WBD’s stock books on record dates fixed by the Board, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If the Board does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and WBD will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date WBD initially issues shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of WBD’s affairs, then, before it makes any distribution or payment to the holders of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of WBD’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if WBD’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if WBD has made liquidating distributions in full to all holders of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, WBD’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at WBD’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by WBD in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. WBD may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of WBD’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of WBD’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, WBD will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.

In addition, WBD will not acquire any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time WBD may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of WBD’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, WBD will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that WBD determines. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, WBD will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and WBD has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at WBD’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

WBD may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by WBD to act as depositary under a deposit agreement between WBD, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, the WBD charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with WBD’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of WBD, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever WBD redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as WBD has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and WBD will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

WBD will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. WBD will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between WBD and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or WBD only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with WBD’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to WBD notice of its election to do so, and WBD may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon WBD’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from WBD, that are delivered to the depositary and that WBD is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications WBD delivers to the depositary as the holder of preferred stock.

Limitation of Liability

Neither WBD nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond WBD’s control in performing its obligations. WBD’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. WBD and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. WBD and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS

WBD may issue purchase contracts for the purchase or sale of common stock, preferred stock or depositary shares. WBD, WBD Benelux, DCL or Scripps may issue purchase contracts for the purchase or sale of their debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the purchase contracts.

The purchase contracts may require periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

WBD may issue warrants to purchase preferred stock, depositary shares or common stock. WBD, WBD Benelux, DCL or Scripps may issue warrants to purchase debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which the warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

WBD may issue registered debt securities, depositary shares, purchase contracts, units and warrants, and WBD Benelux, DCL, Scripps and WMH may issue registered debt securities, purchase contracts, units and warrants, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of WBD, WBD Benelux, DCL, Scripps, WMH, the trustees, the warrant agents, the unit agents or any other agent of WBD, WBD Benelux, DCL, Scripps or WMH, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, including certain transferees of the selling stockholders who may later hold its interests in the securities covered by this prospectus, may sell securities from time to time in any legal manner selected by us or any selling stockholder, including:

•	through underwriters;

•	through dealers;

•	through agents;

•	through remarketing firms or other third parties;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

We and/or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We and/or the selling stockholders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any compensation that we or any selling stockholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities by us or by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	as in-kind distributions.

Any such sales may be effected:

•	on the Nasdaq Stock Market LLC;

•	in the over-the-counter market;

•	in transactions otherwise than on the Nasdaq Stock Market LLC or in the over-the-counter market; or

•	any combination of the foregoing.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent, dealer or any underwriters and the amounts of securities underwritten or purchased by each of them;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to the agent, dealer or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Any discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. If any selling stockholder sells securities through underwriters or broker-dealers, such selling stockholder will be responsible for any underwriting discounts and commissions and/or agents’ commissions.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Any underwriters, broker-dealers or agents that participate in the sale of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of the securities by any selling stockholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and/or the selling stockholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We and/or the selling stockholders (subject to our Insider Trading Policy, with respect to any selling stockholder subject to such policy) may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the selling stockholders default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We and/or the selling stockholders (subject to our Insider Trading Policy, with respect to any selling stockholder subject to such policy) may enter into derivative, hedging or other types of transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties. In connection with those transactions, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us and/or the selling stockholders or borrowed from us, selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us and/or the selling stockholders in settlement of those transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

The selling stockholders have advised us that they have not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of its securities. However, we are required, under the registration rights agreement relating to the securities being sold under this prospectus, to enter into customary underwriting and other agreements in connection with the distribution of the securities under this prospectus, subject to certain limitations. For more information regarding the registration rights agreement, see “Selling stockholders—Relationships with Selling stockholder.” The specific terms of any such underwriting or other agreement, if not included in this prospectus, will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part. The selling stockholders may sell any or all of the securities offered by it pursuant to this prospectus.

In addition, there can be no assurance that any selling stockholder will not transfer, devise or gift securities by other means not described in this prospectus.

There can be no assurance that any selling stockholder will sell any securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any. If the securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts and commissions and/or agents’ commissions. We will not receive any of the proceeds from the sale by the selling stockholders of the securities covered by this prospectus.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the settlement date for securities may be more than two business days after the trade date. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the settlement date for such securities, you will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date, to make alternative settlement arrangements to prevent a failed settlement.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders and their directors, officers and controlling persons against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which the selling stockholders may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities.

We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling stockholder’s securities, excluding any legal fees of the selling stockholder and commissions, fees and discounts of underwriters, brokers, dealers and agents.

Under our registration rights agreement with the selling stockholder, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, until the date that there are no longer any securities covered by such registration statement.

Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP and particular matters with respect to Netherlands law will be passed upon by DLA Piper Nederland N.V. and particular matters with respect to Ohio law will be passed upon by Womble Bond Dickinson (US) LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Discovery, Inc. (renamed Warner Bros. Discovery, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheets of the WarnerMedia Business as of December 31, 2021 and 2020, the related combined statements of operations, other comprehensive income, cash flows and equity for each of the three years in period ended December 31, 2021, and the related notes, incorporated in this prospectus by reference to Warner Bros. Discovery, Inc.’s Current Report on Form 8-K, filed on March 7, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Warner Bros. Discovery, Inc.

Debt Securities

Guarantees

Common Stock

Preferred Stock

Depositary Shares

Discovery Communications Benelux B.V. Debt Securities Guarantees	Discovery Communications, LLC Debt Securities Guarantees

Scripps Networks Interactive, Inc. Debt Securities Guarantees	WarnerMedia Holdings, Inc. Debt Securities Guarantees

Purchase Contracts

Warrants

Units

198,175,592 Shares

Series A Common Stock

Offered by the Selling Stockholders

PROSPECTUS

April 22, 2022

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$443,841	(1)
Printing and engraving		$(2)
Accounting services		$(2)
Legal fees of registrants’ counsel		$(2)
Transfer agent’s, trustee’s, and depositary’s fees and expenses		$(2)
Rating agency fees		$(2)
Miscellaneous		$(2)

Total		$(2)

(1)

This amount reflects the fees related to the offering and sale of up to 198,175,592 shares of our common stock by the selling stockholders. Remaining SEC registration fee deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(2)

These fees and expenses will be calculated based on the securities offered and the number of issuances and distributions of the offered securities and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Warner Bros. Discovery, Inc.

The following summary is qualified in its entirety by reference to the complete DGCL, the WBD charter and the WBD bylaws.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

The WBD charter provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to WBD or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to WBD or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper benefit.

Provisions in the WBD bylaws provide that WBD will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by WBD or in its right, by reason of the fact that such person is or was its director, officer, employee, or, while such person is or was a director, officer or employee of WBD, is or was serving at WBD’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

The WBD bylaws further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled.

Discovery Communications Benelux B.V.

The amended and restated articles of association of Discovery Communications Benelux B.V. contain no provisions under which any member of the management board or officer is indemnified in any manner against any liability that he or she may incur in his or her capacity as such. The annual accounts are adopted by the general meeting of WBD Benelux. Adoption of the annual accounts does not release the members of the management board from liability for their management of the company (discharge—decharge verlenen). A separate resolution to discharge the members of the management board can be put before the general meeting. Such resolution if adopted in principle extends to the management by the board in the financial year, to the extent that this is reflected in the annual accounts or has otherwise been disclosed to the general meeting before the discharge was granted. Under Netherlands law, this discharge is not absolute and without prejudice to, inter alia, the provisions of Section 2:248 of the Dutch Civil Code.

Discovery Communications, LLC

Section 18-108 of the Limited Liability Company Act of the State of Delaware provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Section 19 of DCL’s Limited Liability Company Agreement (the “DCL LLC Agreement”) provides that neither the member nor any officer shall be liable to DCL, the member or any other person or entity who or that has an interest in DCL for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the DCL LLC Agreement, except that the member or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s or officer’s gross negligence or willful misconduct. To the full extent permitted by applicable law, the member or officer shall be entitled to indemnification from DCL for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of authority conferred on such member or officer by the DCL LLC Agreement, except that neither the member nor any officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the member by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 19 of the DCL LLC Agreement shall be provided out of and to the extent of DCL’s assets only, and neither the member nor any officer shall have personal liability on the account thereof.

Scripps Networks Interactive, Inc.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Scripps’s articles of incorporation provide that Scripps shall indemnify, to the fullest extent authorized by Ohio law, any person made or threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Scripps, or by reason of the fact that he or she is or was serving, at Scripps’s request, as an officer, director, employee, trustee or agent of another corporation (including a subsidiary of Scripps) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. Scripps’s articles of incorporation also provide that Scripps shall pay, to the fullest extent authorized by Ohio law, expenses incurred by an officer in defending any proceeding in advance of its final disposition on the same basis as provided for directors under Ohio law. Any amendment of this provision will not reduce indemnification obligations relating to actions taken before such amendment.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

Each undersigned Registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated May 17, 2021, by and among Discovery, Inc., AT&T Inc., Magallanes, Inc. and Drake Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 20, 2021 (SEC File No. 001-34177)

3.1	Second Restated Certificate of Incorporation of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 12, 2022 (SEC File No. 001-34177)

3.2	Amended and Restated Bylaws of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 12, 2022 (SEC File No. 001-34177)

4.1	Form of Senior Indenture of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on June 17, 2009, SEC File No. 333-160043 (the “2009 Registration Statement”)

4.2	Form of Subordinated Indenture of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.2 to the 2009 Registration Statement)

4.3	Form of Senior Note of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.3 to the 2009 Registration Statement (included in Form of Senior Indenture of Discovery, Inc. filed as Exhibit 4.1 to the 2009 Registration Statement))

4.4	Form of Subordinated Note of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 4.4 to the 2009 Registration Statement (included in Form of Subordinated Indenture of Discovery, Inc. filed as Exhibit 4.2 to the 2009 Registration Statement))

4.5	Form of Senior Indenture of Discovery Communications Benelux B.V.

4.6	Form of Subordinated Indenture of Discovery Communications Benelux B.V.

4.7	Form of Senior Note of Discovery Communications Benelux B.V. (included in Form of Senior Indenture of Discovery Communications Benelux B.V. filed as Exhibit 4.5)

4.8	Form of Subordinated Note of Discovery Communications Benelux B.V. (included in Form of Subordinated Indenture of Discovery Communications Benelux B.V. filed as Exhibit 4.6)

4.9	Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 19, 2009, SEC File No. 001-34177)

4.10	Form of Subordinated Indenture of Discovery Communications, LLC (incorporated by reference to Exhibit 4.10 to the 2009 Registration Statement)

4.11	Form of Senior Note of Discovery Communications, LLC (included in the Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Warner Bros. Discovery, Inc. (formerly known as Discovery Communications, Inc.) and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 19, 2009, SEC File No. 001-34177))

4.12	Form of Subordinated Note of Discovery Communications, LLC (incorporated by reference to Exhibit 4.12 to the 2009 Registration Statement (included in Form of Subordinated Indenture of Discovery Communications, LLC filed as Exhibit 4.10 to the 2009 Registration Statement))

4.13	Form of Senior Indenture of WarnerMedia Holdings, Inc.

4.14	Form of Subordinated Indenture of WarnerMedia Holdings, Inc.

4.15*	Form of Senior Note of WarnerMedia Holdings, Inc. (included in Form of Senior Indenture of WarnerMedia Holdings, Inc. filed as Exhibit 4.13)

4.16*	Form of Subordinated Note of WarnerMedia Holdings, Inc. (included in Form of Subordinated Indenture of WarnerMedia Holdings, Inc. filed as Exhibit 4.14)

4.17	Indenture dated as of December 1, 2011 between Scripps Networks Interactive, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 filed on May 1, 2019, SEC File No. 333-231160)

4.18	Form of Subordinated Indenture of Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on May 1, 2019, SEC File No. 333-231160)

4.19*	Form of Senior Note of Scripps Networks Interactive, Inc.

4.20*	Form of Subordinated Note of Scripps Networks Interactive, Inc.

4.21*	Form of Deposit Agreement

4.22*	Form of Warrant Agreement

4.23*	Form of Purchase Contract Agreement

4.24*	Form of Unit Agreement

4.25	Amended and Restated Registration Rights Agreement, dated as of April 11, 2022, by and among Discovery, Inc., Advance/Newhouse Partnership and Advance/Newhouse Programming Partnership (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed on April 12, 2022 (SEC File No. 001-34177).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of DLA Piper Nederland N.V.

5.3	Opinion of Womble Bond Dickinson (US) LLP

22	Table of Senior Notes, Issuer and Guarantors (incorporated by reference to Exhibit 22 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 24, 2022 (SEC File No. 001-34177))

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of DLA Piper Nederland N.V. (included in opinion filed as Exhibit 5.2)

23.3	Consent of Womble Bond Dickinson (US) LLP (included in opinion filed as Exhibit 5.3)

23.4	Consent of PricewaterhouseCoopers LLP in respect of Discovery Inc.’s financial statements

23.5	Consent of Ernst & Young LLP in respect of WarnerMedia Business’ financial statements

24.1	Powers of Attorney of Warner Bros. Discovery, Inc. (included in the signature pages)

24.2	Powers of Attorney of Discovery Communications Benelux B.V. (included in the signature pages)

24.3	Powers of Attorney of Discovery Communications, LLC (included in the signature pages)

24.4	Powers of Attorney of Scripps Networks Interactive, Inc. (included in the signature pages)

24.5	Powers of Attorney of WarnerMedia Holdings, Inc. (included in the signature pages)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Warner Bros. Discovery, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Warner Bros. Discovery, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.3**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Discovery Communications Benelux B.V. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.4**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications Benelux B.V. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.5	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association under the Senior Indenture dated as of August 19, 2009 among Discovery Communications, LLC, Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee

25.6**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.7**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of WarnerMedia Holdings, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.8**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of WarnerMedia Holdings, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.9	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association under the Indenture dated as of December 1, 2011 between Scripps Networks Interactive, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee

25.10**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Scripps Networks Interactive, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

107	Filing Fees

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 22, 2022

WARNER BROS. DISCOVERY, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Savalle Sims and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	April 22, 2022
David M. Zaslav

/s/ Gunnar Wiedenfels	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 22, 2022
Gunnar Wiedenfels

/s/ Lori C. Locke	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 22, 2022
Lori C. Locke

/s/ Samuel A. Di Piazza, Jr.	Chairman of the Board	April 22, 2022
Samuel A. Di Piazza, Jr.

/s/ Robert R. Bennett	Director	April 22, 2022
Robert R. Bennett

Signature	Title	Date

/s/ Li Haslett Chen	Director	April 22, 2022
Li Haslett Chen

/s/ Richard W. Fisher	Director	April 22, 2022
Richard W. Fisher

/s/ Paul A. Gould	Director	April 22, 2022
Paul A. Gould

/s/ Debra L. Lee	Director	April 22, 2022
Debra L. Lee

/s/ John C. Malone	Director	April 22, 2022
John C. Malone

/s/ Fazal Merchant	Director	April 22, 2022
Fazal Merchant

/s/ Steven A. Miron	Director	April 22, 2022
Steven A. Miron

/s/ Steven O. Newhouse	Director	April 22, 2022
Steven O. Newhouse

/s/ Paula A. Price	Director	April 22, 2022
Paula A. Price

/s/ Geoffrey Y. Yang	Director	April 22, 2022
Geoffrey Y. Yang

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on April 22, 2022.

DISCOVERY COMMUNICATIONS BENELUX B.V.

By:	/s/ Fraser Woodford
Name:	Fraser Woodford
Title:	Authorized Representative

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Savalle Sims and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee David Hobbs Lee David Hobbs	Director	April 22, 2022

/s/ Susanne Hildegard Aigner Susanne Hildegard Aigner	Director	April 22, 2022

/s/ Katarzyna Maria Kieli Katarzyna Maria Kieli	Director	April 22, 2022

/s/ Tatiana Larissa Lagewaard Tatiana Larissa Lagewaard	Director	April 22, 2022

/s/ Fraser Woodford Fraser Woodford	Authorized Representative in the United States	April 22, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 22, 2022.

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Savalle Sims and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and President and Chief Executive Officer of Discovery Communications Holding, LLC, the Sole Member of Discovery Communication, LLC	April 22, 2022

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 22, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 22, 2022.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Savalle Sims and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and Director	April 22, 2022

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	April 22, 2022

/s/ Savalle Sims Savalle Sims	Executive Vice President and General Counsel and Director	April 22, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 22, 2022

WARNERMEDIA HOLDINGS, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Zaslav, Savalle Sims and Tara L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and Director	April 22, 2022

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	April 22, 2022

/s/ Savalle Sims Savalle Sims	Executive Vice President and General Counsel and Director	April 22, 2022